UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2024

(Date of earliest event reported)

Cineverse Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St., Suite 500, #947, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CNVS	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On August 9, 2024, Cineverse Corp. (the “Company”) entered into an amendment (the “EWB Amendment”) to its Amended and Restated Loan, Guaranty and Security Agreement among the Company, East West Bank (“EWB”) and the Guarantors named therein, which are certain subsidiaries of the Company (the “Loan Agreement”). The Amendment extended the maturity date of the Loan Agreement to September 15, 2025 and adjusted certain definitions and covenants contained therein.

The foregoing description of the EWB Amendment is qualified in its entirety by reference to such document, which will be filed in accordance with SEC rules and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEVERSE CORP.

Dated: August 15, 2024	By:	/s/ Gary S. Loffredo
Gary S. Loffredo
Chief Legal Officer, Secretary and Senior Advisor